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Exhibit 21.1

LIST OF SUBSIDIARIES

Entity	State of Formation/Incorporation
353 Associates	Pennsylvania
Belle Chase Associates Intermediate, LLC	Delaware
Belle Chase Associates, LLC	Delaware
Bethel Avenue Associates Intermediate, LLC	Delaware
Bethel Avenue Associates, LLC	Delaware
Binford Street Associates Intermediate, LLC	Delaware
Binford Street Associates, LLC	Delaware
Burbank Drive Associates Intermediate, LLC	Delaware
Burbank Drive Associates, LLC	Delaware
Campus Club Associates Intermediate, LLC	Delaware
Campus Club Associates, LLC	Delaware
College Park Investments, LLC	Delaware
College Park Management TRS, Inc.	Delaware
College Park Management, LLC	Florida
Corporate Flight Services LLC	Delaware
Croyden Avenue Associates, LLC	Delaware
Denton Associates, LLC	Delaware
Fort Carson Family Housing, LLC	Colorado
Fort Carson Reinvestment Trust	Colorado
Fort Detrick/Walter Reed Army Medical Center Housing LLC	Delaware
Fort Hamilton Housing LLC	Delaware
Gainesville Associates Intermediate, LLC	Delaware
Gainesville Associates, LLC	Delaware
GF II/Student Housing I, LLC	Delaware
GMH Communities GP Trust	Delaware
GMH Communities Services, Inc.	Delaware
GMH Communities, LP	Delaware
GMH Independent Member I, Inc.	Delaware
GMH Military Housing—FDWR LLC	Delaware
GMH Military Housing—Fort Carson LLC	Delaware
GMH Military Housing—Fort Hamilton LLC	Delaware
GMH Military Housing—Stewart Hunter LLC	Delaware
GMH Military Housing Construction LLC	Delaware
GMH Military Housing Development LLC	Delaware
GMH Military Housing Investments LLC	Delaware
GMH Military Housing Management Fort Carson, LLC	Delaware
GMH Military Housing Management LLC	Delaware
GMH Military Housing, LLC (TRS)	Delaware

GMH Properties II, LLC	Delaware
GMH/Benham Military Communities LLC	Delaware
GMH/GF Student Housing Associates, LLC	Delaware
Greenville Associates Intermediate, LLC	Delaware
Greenville Associates, LLC	Delaware
J.A. Jones Trustee, Inc.	Delaware
Knotty Pine Associates Intermediate, LLC	Delaware
Knotty Pine Associates, LLC	Delaware
Lanier Drive Associates Intermediate, LLC	Delaware
Lanier Drive Associates, LLC	Delaware
Lincoln Boulevard Associates, LLC	Delaware
Lincoln Boulevard Associates, LLC	Delaware
Lubbock Main Street Associates Intermediate, LLC	Delaware
Lubbock Main Street Associates, LLC	Delaware
Lubbock Two Associates, LLC	Delaware
Lynchburg Associates Intermediate, LLC	Delaware
Lynchburg Associates, LLC	Delaware
New Tomed, LLC	Delaware
Oak Tree Associates Intermediate, LLC	Delaware
Oak Tree Associates, LLC	Delaware
Orchard Trails Housing, LLC	Delaware
Palisades Drive Associates Intermediate, LLC	Delaware
Palisades Drive Associates, LLC	Delaware
Reno Associates, LLC	Delaware
RJTL, LLC	Georgia
RPBR, LLC	Georgia
Rutherford Boulevard Associates Intermediate, LLC	Delaware
Rutherford Boulevard Associates, LLC	Delaware
Savoy Village Associates, LLC	Delaware
South Carolina Associates, LLC	Delaware
Southeast Region I, LLC	Delaware
Southeast Region II, LLC	Delaware
Southeast Region III, LLC	Delaware
Southeast Region IV Intermediate, LLC	Delaware
Southeast Region IV, LLC	Delaware
Stewart Hunter Housing LLC	Delaware
Tomed Housing, LLC	Delaware
Tomed Intermediate, LLC	Delaware
Twenty Seventh Street Associates Intermediate, LLC	Delaware
Twenty Seventh Street Associates, LLC	Delaware

QuickLinks

LIST OF SUBSIDIARIES